EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------

                                               For the Three Months Ended        For the Nine Months Ended
                                                    November 30, 1998                November 30, 1998
                                                     ---------------                 ---------------
                                               Net      Weighted                 Net      Weighted
                                             Income     Average      Per       Income     Average     Per
                                           (Unaudited)  Shares      Share   (Unaudited)   Shares     Share
                                            --------    --------    ------    -------       ------   ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 3,012,000  15,654,123  $ .19  $ 9,464,000   14,046,628  $ .67

Options                                                   311,488                          401,136
                                          -----------  ----------  -----   ----------   ----------  -----

Used in the determination of
 diluted net income per share             $ 3,012,000  15,965,611  $ .19  $ 9,464,000   14,447,764  $ .66
                                          ===========  ==========  =====   ==========   ==========  =====

EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------



                                                For the Three Months Ended        For the Nine Months Ended
                                                     November 30, 1997                 November 30, 1997
                                                     ---------------                  ---------------
                                               Net      Weighted                 Net       Weighted
                                             Income     Average      Per       Income      Average     Per
                                          (Unaudited)   Shares      Share   (Unaudited)    Shares     Share
                                            --------    --------    ------    -------       ------   ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 4,079,000  10,867,289  $ .38  $ 12,119,000  11,034,856  $ 1.10

Options                                                   481,343                          415,427
                                          -----------  ----------  -----    ----------  ----------   -----

Used in the determination of
 diluted net income per share             $ 4,079,000  11,348,632  $ .36  $ 12,119,000  11,450,283  $ 1.06
                                          ===========  ==========  =====    ==========  ==========   =====



EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                SCHEDULE OF CALCULATION OF PRO FORMA PER SHARE NET INCOME
                ---------------------------------------------------------



                                                For the Three Months Ended        For the Nine Months Ended
                                                     November 30, 1998                 November 30, 1998
                                                     ---------------                   ---------------
                                           Pro Forma    Weighted              Pro Forma    Weighted
                                               Net      Average      Per         Net       Average     Per
                                             Income     Shares      Share      Income      Shares     Share
                                            --------    --------    ------    -------       ------   ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 3,852,000  15,654,123  $ .25  $ 7,590,000  15,635,719  $ .49

Options                                                   311,488                         401,136
                                          -----------  ----------  -----   ----------  ----------  -----
Used in the determination of
 diluted net income per share             $ 3,852,000  15,965,611  $ .24  $ 7,590,000  16,036,855  $ .47
                                          ===========  ==========  =====   ==========  ==========  =====



EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                SCHEDULE OF CALCULATION OF PRO FORMA PER SHARE NET INCOME
                ---------------------------------------------------------



                                                For the Three Months Ended        For the Six Months Ended
                                                     November 30, 1997                 November 30, 1997
                                                      ---------------                   ---------------
                                           Pro Forma    Weighted             Pro Forma     Weighted
                                               Net      Average      Per         Net       Average     Per
                                             Income     Shares      Share      Income      Shares     Share
                                            --------    --------    ------    -------       ------   ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $   872,000  15,467,289  $ .06  $   783,000  15,634,856  $ .05

Options                                                   481,343                         415,427
                                          -----------  ----------  -----   ----------  ----------  -----

Used in the determination of
 diluted net income per share             $   872,000  15,948,632  $ .05  $   783,000  16,050,283  $ .05
                                          ===========  ==========  =====   ==========  ==========  =====
